                                                                       EXHIBIT 1
                                                                       ---------

                    FRANCO-NEVADA MINING CORPORATION LIMITED
                              SUITE 1900, BOX 2005
                            20 EGLINTON AVENUE WEST
                                TORONTO, ONTARIO
                                    M4R 1K8




October 15, 1998

Evershine L.L.C.
c/o The Corporation Trust Company
1209 Orange Street
Wilmington, Delaware  19801
U.S.A.

Dear Sirs:
           RE:  PURCHASE AND SALE OF CLASS VBN SHARES OF INCO LIMITED
           ----------------------------------------------------------

          We are writing to confirm the agreement that we have concluded with you. All dollar amounts in this letter are references to Canadian dollars. To confirm, the particulars of the agreement are as follows:

Shares to be Purchased:       3,576,173 Class VBN Shares (the "Shares") of Inco
                              Limited ("Inco") from Evershine L.L.C. (the
                              "Seller").

Purchaser:                    Franco-Nevada Mining Corporation Limited ("Franco-
                              Nevada").

Purchase Price:               $7.61 per Share (the "Purchase Price"). The
                              Purchase Price shall be paid on Closing.

Closing: The transaction shall be completed as soon as practicable and, in any event, prior to 5 p.m. (Toronto time) on October 20, 1998 (the "Closing Date") at which time Franco-Nevada shall pay the Purchase Price due to the Seller by certified cheque or bank draft against delivery of share certificates representing the Purchased Shares duly endorsed for transfer with signatures guaranteed by a Canadian chartered bank or trust company or a member firm of The Toronto Stock Exchange together with the necessary stock powers of attorney required in order for the Purchased Shares to be registered in the name of Franco-Nevada.

                              The closing shall occur at the offices of Traudi Schlehuber at First Marathon Securities Limited in Toronto on the Closing Date.

Representations and           The Seller hereby represents and warrants to
Warranties:                   Franco-Nevada that:

                              (a)  it owns the Purchased Shares;

                              (b)  it, on the Closing Date will own, the
                                   Purchased Shares free and clear of all
                                   encumbrances and, on the Closing Date there will be, no rights of any third parties, contingent or otherwise to acquire any of the Purchased Shares;

                              (c) it has capacity and authority to enter into this agreement and to complete the sale of the Shares;

                              (d) it is not aware of any "material fact" or "material change" (as defined under the Securities Act (Ontario)) in relation to Inco which has not been generally disclosed to the public; and

                              (e) it is now, and on the Closing Date will be, the legal and beneficial owner of the Purchased Shares, it has not taken and will not take any steps to acquire any of such Purchased Shares in any manner such as to contravene, or which would cause Franco-Nevada to be required to include any person or company other than the Seller as vendor of any of the Purchased Shares for the purposes of, subsection 93(2) of the Securities Act (Ontario) and/or equivalent provisions under applicable securities legislation and the Purchased Shares are registered on the books of Inco at the following address:

                                   Evershine L.L.C.
                                   c/o The Corporation Trust Company
                                   1209 Orange Street
                                   Wilmington, Delaware  19801
                                   U.S.A.

                              The Seller acknowledges that these representations and warranties are being relied upon by Franco-Nevada in its purchase of the Purchased Shares for the purposes of, among other matters, ensuring its compliance with applicable securities laws and that such representations and warranties will survive the closing of this transaction of purchase and sale.

                              The Purchaser acknowledges that the Seller has no liability or responsibility for the payment of any commissions or other fees to First Marathon Securities Limited in connection with this transaction.

          In order to confirm your agreement with the contents of this letter, please sign and return the enclosed duplicate copy of this letter to me on or before 5 p.m. (Toronto time) on October 15, 1998, whereupon this shall constitute a binding agreement among us.

                              FRANCO-NEVADA MINING CORPORATION LIMITED


                              Per:  /s/ Seymour Schulich
                                    -----------------------------


                              Per:  /s/ Pierre Lassonde
                                    -----------------------------

The Seller hereby agrees to the terms of this letter agreement dated October 15, 1998.

EVERSHINE L.L.C.


Per: /s/ Robert M. Friedland
     ------------------------